 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): July 26, 2021

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2021, Amyris, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) for the following purposes:

1.To approve the issuance to John Melo, the Company’s President and Chief Executive Officer (“CEO”), of (x) a performance-vesting restricted stock unit award (the “CEO PSU”) representing the right to receive up to 6,000,000 shares of the Company’s common stock under the 2020 Equity Incentive Plan (the “2020 Plan”) based on the achievement of four specified stock price performance metrics over a four-year period and (y) a one-time waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of the Company’s common stock under the 2020 Plan that may be granted to the CEO in calendar year 2021 (“Proposal 1”);

2.To approve an amendment of the 2020 Plan to increase the number of shares authorized for issuance by 2,750,000 shares (“Proposal 2”); and

3.To act upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Proposal 1 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
104,403,912	67,789,005	12,550,630	—

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
104,481,642	67,825,341	12,436,563	—

No further business was brought before the Special Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 27, 2021	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary